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                                                                    EXHIBIT 99.1

NEWS RELEASE                                                 [FLAG TELECOM LOGO]

CONTACTS
FLAG TELECOM
John Draheim, VP Corporate Services
(+44 20 7317 0826)
jdraheim@flagtelecom.com

FLAG TELECOM
David Morales, VP Corporate Finance &
Investor Relations
(+44 20 7317 0837)
dmorales@flagtelecom.com

SLOANE & COMPANY
Dan O'Connor
(212 446 1865)
doconnor@sloanepr.com

                           FLAG TELECOM ANNOUNCES ITS
          SUCCESSFUL EMERGENCE FROM CHAPTER 11 WITH ITS NETWORK INTACT

   HAMILTON, BERMUDA - OCTOBER 10, 2002 - FLAG Telecom Holdings Limited announced today that it has successfully emerged from Chapter 11 proceedings in the United States. Accordingly, FLAG Telecom's ongoing business operations are no longer subject to the restrictions imposed by the Chapter 11 process or the U.S. Bankruptcy Court. The Company, which commenced Chapter 11 proceedings on April 12, 2002, has been reorganized as FLAG Telecom Group Limited and will initially trade over the counter under the symbol FLHLQ.

   Concurrently, FLAG Telecom announced that it has appointed Mark Spagnolo, a member of the Company's newly constituted Board of Directors, to serve as its new interim Chief Executive Officer, and that it has commenced a search for a permanent CEO. Mr. Spagnolo, an industry veteran who served as the President and CEO of Metromedia Fiber Network, Inc. from 2001 to 2002 and of UUNet from 1997 to 2000, will replace Andres Bande, who has resigned as Chairman and CEO after five years with FLAG. Mr. Bande will act as an advisor to the CEO and the Board for the remainder of this year.

   Mr. Bande stated "Mark and the new Board bring a wealth of knowledge and experience to FLAG. I wish Mark, the Board members and FLAG the utmost success."

   "I am pleased to accept this position with FLAG," stated Mr. Spagnolo. "On behalf of the Board, I'd like to wish Mr. Bande well in his future endeavours. I'd also like to thank him and each of the Company's employees, for their dedication and hard work, which has led to the successful restructuring of the Company. The Company, with the overwhelming support of its creditors, has emerged from bankruptcy with a financially sound capital structure and can now concentrate 100% of its energies on implementing its business plan. We greatly appreciate the tremendous support of our customers and vendors during the Chapter 11 proceedings and look forward to continuing to regain their confidence."

   Mr. Spagnolo also acknowledged the strengths that the other members of FLAG Telecom's new Board will provide to the Company, "The depth of their experiences and their collective knowledge of the telecommunications and financial industry will be invaluable to FLAG

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   Telecom as it looks to the future and builds upon its long-standing commitment to its customers, vendors and employees."

   FLAG Telecom's developed global fiber-optic network, which has been built with network segments and through collaboration with third parties, remains intact. The FLAG network reaches key high-volume destinations in Europe and the United States, as well as a number of countries in Asia and the Middle East, and enables the Company to service its established customer base of over 130 worldwide customers. The Company's principal customers are incumbent national operators, international licensed telecommunications companies, emerging telecommunications companies and ISPs.

   FLAG Telecom's goal is to establish itself as a leading independent global transport and network services provider. To meet this end, the Company intends to continue to enhance the connectivity between its own network and other networks to enable new customers to readily move traffic onto the FLAG Telecom global network, to deepen and broaden relationships with its current customers and to expand the range of its products and services.

                                      # # #

   ABOUT FLAG TELECOM
   FLAG Telecom is a leading global network services provider and independent carriers' carrier providing an innovative range of products and services to the international carrier community, ASPs and ISPs across an international network platform designed to support the next generation of IP over optical data networks. Recent news releases and further information are on FLAG Telecom's website at: www.flagtelecom.com.

   FORWARD-LOOKING STATEMENTS

   STATEMENTS CONTAINED IN THIS PRESS RELEASE THAT ARE NOT HISTORICAL FACTS MAY BE "FORWARD-LOOKING" STATEMENTS AS THE TERM IS DEFINED IN THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. TO IDENTIFY THESE FORWARD-LOOKING STATEMENTS LOOK FOR WORDS LIKE "BELIEVES", "EXPECTS", "MAY", "WILL", "SHOULD", "SEEKS", "INTENDS", "PLANS", "PROJECTS", "ESTIMATES", OR "ANTICIPATES" AND SIMILAR WORDS AND PHRASES. THESE, AND ALL FORWARD-LOOKING STATEMENTS, ARE BASED ON CURRENT EXPECTATIONS AND NECESSARILY ARE SUBJECT TO RISKS AND UNCERTAINTIES WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CURRENTLY ANTICIPATED DUE TO A NUMBER OF FACTORS WHICH INCLUDE, BUT ARE NOT LIMITED TO: OUR ABILITY TO ACHIEVE THE OBJECTIVES LAID OUT IN THE THIRD AMENDED AND RESTATED JOINT PLAN OF PLAN OF REORGANIZATION, AS MODIFIED, DATED AUGUST 8, 2002 (THE "PLAN OF REORGANIZATION"). MORE DETAILED INFORMATION ABOUT THESE RISKS IS CONTAINED IN OUR PLAN OF REORGANIZATION. FLAG TELECOM UNDERTAKES NO OBLIGATION TO PUBLICLY UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENT WHETHER AS A RESULT OF NEW INFORMATION, FUTURE DEVELOPMENTS OR OTHERWISE.

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